SMITH BARNEY FUNDS, INC.
Aggressive Growth Fund



Sub-Item 77Q-1

Registrant incorporates by reference Registrant's
Prospectus and Statements of Additional Information dated
December 29, 2003.
(Accession No. 00011933125-03-099843)